Exhibit 5.1
Stevens & Lee
Lawyers & Consultants
620 Freedom Business Center
Suite 200
P. O. Box 62330
King of Prussia, PA 19406
(610) 205-6000 Fax (610) 337-4374
www.stevenslee.com
April 29, 2009
Board of Directors
Penn Millers Holding Corporation
72 North Franklin Street
Wilkes-Barre, Pennsylvania 18773

Re:	Registration Statement on Form S-1
Ladies and Gentlemen:
     We have acted as counsel to Penn Millers Holding Corporation (the “Company”) in connection with the Company’s proposed offering of up to 6,772,222 shares of the Company’s common stock, with a par value of $0.01 per share (the “Common Stock”). This offering is covered by the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission. In connection with delivering this opinion, we have reviewed the following documents:
1.	The articles of incorporation of the Company.

2.	The bylaws of the Company as presently in effect.

3.	The resolutions of the Board of Directors of Penn Millers Mutual Holding Company (“PMMHC”), the incorporator of the Company, adopted at a meeting held on April 22, 2009, as certified by the Secretary of the Company.

4.	The Registration Statement, including the prospectus (the “Prospectus”) contained therein.

5.	The form of the certificate representing shares of the Common Stock.
     Based upon our review of the documents listed above, it is our opinion that the shares of Common Stock covered by the Registration Statement have been duly authorized and, when issued and sold against payment therefor, pursuant to the terms described in the Registration Statement, will be legally issued by the Company and fully paid and nonassessable.
Philadelphia      •      Reading      •      Valley Forge      •      Lehigh Valley      •      Harrisburg      •      Lancaster       •      Scranton
Williamsport      •      Wilkes-Barre      •      Princeton      •      Cherry Hill      •      New York      •      Wilmington
A PROFESSIONAL CORPORATION

Stevens & Lee
Lawyers & Consultants
April 29, 2009

     We consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to us under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.
Very truly yours,
STEVENS & LEE
/s/ Stevens & Lee
Philadelphia      •      Reading      •      Valley Forge      •      Lehigh Valley      •      Harrisburg      •      Lancaster       •      Scranton
Williamsport      •      Wilkes-Barre      •      Princeton      •      Cherry Hill      •      New York      •      Wilmington
A PROFESSIONAL CORPORATION